As filed with the Securities and Exchange Commission on September 23, 2002
                                                     Registration No. 333-98417
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             ----------------------

                              E*TRADE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                             ----------------------

               Delaware                                 94-2844166
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

                             ----------------------

                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             ----------------------

                              Christos M. Cotsakos
                      Chairman and Chief Executive Officer
                              E*Trade Group, Inc.
                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
         (Name and Address , Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                             ----------------------

                                    Copy to:
                             Bruce K. Dallas, Esq.
                             Davis Polk & Wardwell
                              1600 El Camino Real
                              Menlo Park, CA 94025
                                 (650) 752-2000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                             ----------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                EXPLANATORY NOTE

     This Amendment No. 1 to Registration Statement on Form S-3 is being filed to update Exhibits 5.1 and 23.2 (included with Exhibit 5.1).

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by E*TRADE Group, Inc. in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and NASD filing fee.

             SEC Registration Fee...............         $     92
             NASD Filing Fee....................              533
             Legal Fees and Expenses*...........            9,383
             Accounting Fees and Expenses.......            6,000
             Miscellaneous......................         $  5,000
                                                         --------
                      Total                              $ 21,008
                                                         ========

     * Only represents fees to be paid by the Company, selling stockholders will pay their own legal fees and expenses.

Item 15.  Indemnification of Directors and Officers

     Article Tenth of the registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or as it may hereafter be amended, as described below, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Article 5 of the registrant's Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, as described below, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

     In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers, and maintains officers' and directors' liability insurance.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits

5.1     Opinion of Davis Polk & Wardwell.*
23.1    Consent of Deloitte & Touche LLP, independent auditors.**
23.2    Consent of Davis Polk & Wardwell (included with Exhibit 5.1).*
24.1 Power of Attorney (included on the signature page of this Registration Statement).**

*   Filed herewith.
**  Previously filed.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on September 23, 2002.

                                       E*TRADE GROUP, INC.


                                       By:  /s/ Leonard C. Purkis
                                            ---------------------------------
                                            Name:   Leonard C. Purkis
                                            Title:  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                Date
        ---------                                  -----                                ----

            *
-------------------------------
   Christos M. Cotsakos          Chairman of the Board and Chief Executive
                                   Officer (Principal Executive Officer)

  /s/ Leonard C. Purkis
-------------------------------
    Leonard C. Purkis                     Chief Financial Officer                September 23, 2002
                                    (Principal Financial and Accounting
                                                 Officer)
            *
-------------------------------
    William A. Porter                        Chairman Emeritus

            *
-------------------------------
      Peter Chernin                              Director

            *
-------------------------------
     Ronald D. Fisher                            Director

            *
-------------------------------
     William E. Ford                             Director

            *
-------------------------------
      George Hayter                              Director

            *
-------------------------------
     Lewis E. Randall                            Director

            *
-------------------------------
     Lester C. Thurow                            Director


* hereby signs this Amendment No. 1 to the Registration Statement on Form S-3 on September 23, 2002 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney previously filed.


By:  /s/ Leonard C. Purkis
     ---------------------------------
     Name:   Leonard C. Purkis
     Title:  Chief Financial Officer

                               Index to Exhibits

Exhibit
Number                 Exhibit Title
------                 -------------

5.1      Opinion of Davis Polk & Wardwell.*
23.1     Consent of Deloitte & Touche LLP, independent auditors.**
23.2     Consent of Davis Polk & Wardwell (included with Exhibit 5.1).*
24.1 Power of Attorney (included on the signature page of this Registration Statement).**

*    Filed herewith.
**   Previously filed.